VANDERKAM & ASSOCIATES
                               1301 TRAVIS, #1200
                                HOUSTON, TX 77002
                              (713) 547-8900 PHONE
                            (713) 547-8910 FACSIMILE

                                  May 21, 2004

Eternal Technologies Group, Inc.
Suite 04-06, 28/F, Block A
Innotec Tower, 235 Nanjing Road
Heping District, Tianjin, 300100

Gentlemen:

         You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of Eternal Technologies Group, Inc. (the "Company") covered by a Form SB-2 Registration Statement, as amended through the date hereof (the "Registration Statement") initially filed with the Securities and Exchange Commission (File No. 33-109908 ) by the Company on October 22, 2003 for the purpose of registering such securities under the Securities Act of 1933:

                  1. 2,798,863 shares of common stock, $.001 par value (the "Offered Shares" or the "Registered Securities"), including 1,049,575 shares issuable upon exercise of outstanding warrants, being offered by certain existing shareholders of the Company.

         In connection with this opinion, we have examined the corporate records of the Company, including the Company's Certificate of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion. Based upon the foregoing, it is our opinion that the Registered Securities, are legally issued or in the case of are underlying the warrants will be legally issued, fully paid, and non-assessable.

         In giving the opinions expressed above, we advise that our opinions herein are with respect to federal law and the law of the State of Nevada only and that, to the extent such opinions are derived from laws of other jurisdictions, such statements are based upon an examination of relevant authorities and are believed to be correct, but we have obtained no legal opinions as to such matters from attorneys licensed to practice in such other jurisdictions.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and the use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                                   Very truly yours,

                                                   VANDERKAM & ASSOCIATES

                                                   /s/ Hank Vanderkam